SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934 (Amendment No.  )

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ARI Network Services, Inc.

(Name of Registrant as Specified in Its Charter)

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ARI NETWORK SERVICES, INC.
10850 West Park Place, Suite 1200
Milwaukee, Wisconsin 53224\

_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 17, 2009

To the Shareholders of ARI Network Services, Inc.:

The 2009 Annual Meeting of Shareholders of ARI Network Services, Inc. (the “Company”) will be held at the Company’s headquarters located at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin, on Thursday, December 17, 2009, at 9:00 a.m., local time, for the following purposes:

1.	To elect two directors nominated by the Company’s Board of Directors to serve until 2012 and until their respective successors are elected and qualified;

2.	To ratify the appointment of Wipfli LLP as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2010; and

3.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on October 26, 2009 are entitled to notice of and to vote at the meeting and at all adjournments thereof.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held.  Shareholders are urged to vote by completing and returning the accompanying proxy in the enclosed envelope, by a telephone vote or by voting electronically via the internet, whether or not they expect to attend the annual meeting in person.  Instructions for telephonic and electronic voting are contained in the accompanying proxy.  If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof.  In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of the Company in writing (including executing a later dated proxy or voting via the Internet) or by telephone of such revocation.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction with this proxy statement, or you may need to contact your broker, bank, or other nominee to determine whether you will be able to vote telephonically, electronically using the Internet, or what is required to vote your shares in person at the annual meeting.

By order of the Board of Directors,

Brian E. Dearing, Secretary
November 3, 2009

ARI NETWORK SERVICES, INC.
10850 West Park Place, Suite 1200
Milwaukee, Wisconsin 53224
(414) 973-4300

PROXY STATEMENT

The Board of Directors of ARI Network Services, Inc. (the “Company”) submits the enclosed proxy for the annual meeting to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  Each shareholder of record at the close of business on October 26, 2009 will be entitled to one vote for each share of Common Stock registered in such shareholder’s name.  As of October 26, 2009, the Company had outstanding  7,751,842 shares of common stock, par value $0.001 (the “Common Stock”).  The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum at the meeting.  This proxy statement and the accompanying proxy and Annual Report to Shareholders are being sent to the Company’s shareholders commencing on or about November 9, 2009.

Any shareholder executing and delivering the enclosed proxy may revoke the same at any time before it is voted by advising the Secretary of the Company in writing of such revocation (including executing a later-dated proxy) or by voting via the Internet or by telephone.

Unless otherwise directed, all proxies will be voted FOR the election of the individuals nominated to serve as director and FOR the proposal to ratify the appointment of Wipfli LLP as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2010.  The directors will be elected by a plurality of votes cast at the meeting (assuming a quorum is present).  In other words, the nominees receiving the two largest numbers of votes will be elected.  Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that a failure to vote for an individual results in another individual receiving a larger number of votes.  Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors.  The other proposal will be approved if the affirmative votes exceed the votes cast against.  Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the meeting but are not affirmative votes or votes against and, therefore, will have no effect on the outcome of the voting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY
OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON DECEMBER 17, 2009

The Company’s annual report to shareholders, including this proxy statement, is available at www.proxyvote.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each person known by the Company to beneficially own 5% or more of the Common Stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 12, 2009 (unless otherwise indicated).  The address for each of the persons listed below is 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, unless otherwise specified.

NAME AND ADDRESS OF BENEFICIAL OWNERS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)	PERCENT

Briggs & Stratton Corporation (2) 12301 West Wirth Street Milwaukee, WI 53201	840,000	10.00%

Channel Blade Technologies Corporation (3) 500 Central Drive, Suite 106 Virginia Beach, VA 23454	615,385	7.30%

Peter H. Kamin (4) c/o The Nelson Law Firm, LLC 75 South Broadway, 4th Floor White Plains, NY 10601	591,500	7.00%

Roy W. Olivier (5)	592,316	7.00%

Brian E. Dearing (6)	318,231	3.80%

Robert J. Hipp	291,840	3.50%

Michael T. Tenpas	36,928	*

Kenneth S. Folberg (7)	7,500	*

Gordon J. Bridge	208,453	2.50%

Ted C. Feierstein	91,647	1.10%

William C. Mortimore	75,375	*

P. Lee Poseidon	13,000	*

All current executive officers and directors as a group (9 persons)	1,635,290	19.40%

*  Less than 1%

(1)
Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Includes options exercisable within 60 days of October 26, 2009 as follows:  Mr. Dearing (113,333 shares), Mr. Tenpas (25,000 shares), Mr. Bridge (129,785 shares), Mr. Olivier (187,500 shares), Mr. Feierstein (91,647 shares), Mr. Mortimore (75,375 shares), Mr. Poseidon (13,000 shares), Mr. Hipp (32,500 shares) and all executive officers and directors as a group (668,140 shares).

(2)	Stock ownership information is provided as of March 16, 2000 based upon Schedule 13D amendment filed April 3, 2000.

(3)
Stock ownership information is based on the number of shares acquired by Channel Blade Technologies Corporation (“Channel Blade”) on May 1, 2009 in connection with the Company’s acquisition of substantially all of the assets of Channel Blade.

(4)
Stock ownership information is provided as of December 31, 2004 based upon Schedule 13G amendment filed February 2, 2005.  Mr. Kamin’s total includes 151,900 shares held by the Peter H. Kamin Children’s Trust, 103,200 shares held by the Peter H. Kamin Profit Sharing Plan, 28,100 shares held by the Peter H. Kamin Family Foundation and 25,000 shares held by 3K Limited Partnership.

(5)
Mr. Olivier’s total includes 392,739 shares held in the Company’s 401(k) plan, of which Mr. Olivier is a trustee with voting power.  Mr. Olivier disclaims any beneficial ownership in these shares in excess of his pecuniary interest (5,738 shares).

(6)	Mr. Dearing’s total includes 81,760 shares which are held in family trust.

(7)	Mr. Folberg’s last day of employment with the Company as its Vice President of Finance and Chief Financial Officer was June 16, 2009.

ELECTION OF DIRECTORS

The Company’s directors are divided into three classes, with staggered terms of three years each.  At the annual meeting, shareholders will vote on two directors, each of whom was nominated by the Company’s Board of Directors, to serve until 2012 and until their respective successors are elected and qualified:  Gordon J. Bridge and Ted C. Feierstein.

Nominees for Election to Serve Until
the Annual Meeting in 2012

Gordon J. Bridge, age 67; Mr. Bridge, a director since December 1995, is an independent consultant for Bridge Enterprises LLC, an investment and advisory services company formed in October 2008.  From January 2004 to September 2006 Mr. Bridge was president, and from May 2005 to September 2006 was Chief Executive Officer of CM IT Solutions, a nationwide franchise system providing information technology consulting and support services to small and medium sized businesses.  From December 1999 to August 2001, Mr. Bridge was Chairman of the Board and Chief Executive Officer of SurferNETWORK.  From November 1995 to January 2000, Mr. Bridge was Chairman of the Board and from April 1997 to March 1998 was Chief Executive Officer of ConnectInc.com.  Mr. Bridge held various senior executive management positions with AT&T from 1988 to 1995, including president of three business units: Consumer Interactive Services, EasyLink Services and Computer Systems.  Prior to joining AT&T, Mr. Bridge was with the IBM Corporation for nearly 23 years holding the positions of Vice President of Sales and Vice President of Marketing in the US for the National Accounts Division in the mid 1980s.  Mr. Bridge holds a B.S. in Mathematics from Bradley University.

Ted C. Feierstein, age 52; Mr. Feierstein, a director since January 2000, is an investment banker with First Analysis Securities Corporation, a Chicago-based institutional investment services firm providing investment banking, equity research, institutional brokerage, venture capital and private equity services to growth companies and institutional investors.  Mr. Feierstein is also a venture partner of The Prism Opportunity Fund, a private equity fund.  Prior to joining First Analysis, Mr. Feierstein was an investment banker at his own firm, Ascent Partners Inc. and a senior vice-president with the Corum Group, a firm specializing in merger and acquisition advisory services to the software industry, and was an investment manager with Wind Point Partners, a private equity fund.  Mr. Feierstein received an MBA from the Harvard Business School in 1989 and a BBA from the University of Wisconsin-Madison in 1979.

Director Whose Term Expires at
the Annual Meeting in 2010

William C. Mortimore, age 64; Mr. Mortimore is a Managing Director and co-founder of Keystone Insights. His background has focused on software development for the healthcare and IT markets.  In addition, he has spent substantial time assisting other companies in strategic and operational advisory services built on his over 30 years experience. Mr. Mortimore was also a Managing Director of Healthcare Growth Advisors, Chairman, CEO/President and founder of Merge Healthcare from 1987 until 2006. He has served as a co-founder and a senior manager of several businesses in the fields of information communications technology, healthcare services and real estate and has been responsible for securing public and private financing for these organizations. Mr. Mortimore is an Original Member of the American College of Radiology and National Association of Electrical Manufacturers ("ACR and NEMA") committee responsible for establishing and maintaining the DICOM medical imaging standard. He has been a Director of ARI Network Services Inc. since June 2004. Mr. Mortimore is currently the Chairman of the IT Association of Wisconsin, was Chairman of ProVox, a healthcare IT company, and has served as a member of the Board of Directors of the Diagnostic Imaging Division of NEMA since the spring of 1996. He also served as a member of the Board of Directors of MRI Devices, Inc., a privately held diagnostic imaging manufacturer, from November 2002 until its sale to Intermagnetics General Corporation in mid 2004. Mr. Mortimore received a B. S. in Electrical Engineering from Michigan State University, an M.E.E. from the University of Minnesota and pursued Doctoral studies in Electrical Engineering at the University of Minnesota.

Directors Whose Terms Expire at
the Annual Meeting in 2011

Brian E. Dearing, age 54; Mr. Dearing is the Chairman of the Board and Chief Corporate Development and Strategy Officer of the Company, as well as its Interim Chief Financial Officer, Treasurer and Secretary.  He has been a director since 1995 and was elected Chairman of the Board of Directors in 1997.  Mr. Dearing served as the Company’s President and Chief Executive Officer from 1995 until May 2008.  He also served as Acting Chief Financial Officer, Treasurer and/or Secretary for several interim periods, including most of fiscal year 2008.  Prior to joining ARI in 1995, Mr. Dearing held a series of electronic commerce executive positions at Sterling Software, Inc. in the U.S. and in Europe.  Prior to joining Sterling in 1990, Mr. Dearing held a number of marketing management positions in the EDI business of General Electric Information Services since 1986.  Mr. Dearing holds a Masters Degree in Industrial Administration from Krannert School of Management at Purdue University and a BA in Political Science from Union College.

Roy W. Olivier, age 50; Mr. Olivier, a director since May 2008, has been President and Chief Executive Officer of the Company since May 2008.  Mr. Olivier served as Vice President of Global Sales and Marketing of the Company from September 2006 to May 2008.  Prior to joining the Company in 2006, Mr. Olivier was a consultant to start-up, small and medium-sized businesses.  Until December 2001, he was Vice President, Sales & Marketing for ProQuest Media Solutions, a provider of automotive parts and service information.

P. Lee Poseidon, age 54; Mr. Poseidon, of Ohio was appointed to the Board of Directors in June 2008.  Mr. Poseidon’s business experience includes Venture Partner at Jumpstart Inc., Chief Operating Officer at Quorum Information Technologies and at the National Automobile Dealers Association.  From 2001 to 2003, he served as Senior Vice President and General Manager of ProQuest’s Global Automotive business unit.  Prior to joining ProQuest, Mr. Poseidon spent 15 years in a series of executive positions in marketing, business development, product management and strategic planning at The Reynolds and Reynolds Company.  His early career included financial analysis and management positions at NCR Corporation.  Mr. Poseidon earned his MBA from Xavier University and his B.A. degree in Economics from Ohio Wesleyan University.

CORPORATE GOVERNANCE

The Board of Directors held nine meetings in fiscal 2009.  Each incumbent director attended 75 percent or more of the combined number of meetings of the Board and of the committees on which such director served.  While the Company has not adopted a formal policy requiring Board members to attend the annual meeting, all directors are encouraged to attend.  All of the Company’s directors who were members of the Board on the date of the 2008 annual meeting of shareholders attended the meeting.

The Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors.  Nevertheless, efforts are made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders on a timely basis.  The Board of Directors believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board.  However, shareholders wishing to formally communicate with the Board of Directors may send communications directly to ARI Network Services, Inc., Attention:  Chairman, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224.  The Chairman will review such communications and, if appropriate, forward such communications to other Board members.

The Company’s Board of Directors has established an audit committee that currently is composed of Mr. Mortimore (chairman) and Mr. Poseidon.  Mr. Bridge was a member of the audit committee throughout fiscal 2009 and until October 8, 2009.  The Board of Directors has adopted a written charter for the audit committee, a copy of which is attached as Appendix A to this proxy statement. Information regarding the functions performed by the audit committee, its membership, and the number of meetings held during fiscal 2009 is set forth in the “Report of the Audit Committee” included in this proxy statement.  The members of the audit committee are independent under the NASDAQ listing standards regarding the independence of directors, including audit committee members.  The Board of Directors has determined that Mr. Mortimore is an “audit committee financial expert” and is “independent” as those terms are defined under the Securities and Exchange Commission regulations and NASDAQ listing standards.

The Company’s Board of Directors has established a compensation committee that currently is composed of Mr. Poseidon and Mr. Feierstein, each of which is qualified as independent under the NASDAQ listing standards.  Mr. Bridge was a member of the compensation committee throughout fiscal 2009 and until October 8, 2009.  The duties of the compensation committee are to approve all executive compensation, to administer the Company’s 1991 Incentive Stock Option Plan, the 2000 Employee Stock Purchase Plan, the 1993 Director Stock Option Plan and the 2000 Stock Option Plan and to recommend director compensation for approval by the entire Board.  The compensation committee does not have a written charter, and does not engage the services of a compensation consultant in determining or recommending the amount or form of executive or director compensation.

The Company’s chief executive officer makes recommendations to the compensation committee regarding the numbers of options to be granted to the Company’s executive officers and other employees based in part on input he receives from the Company’s director of human resources.  The chief executive officer also makes recommendations to the compensation committee with respect to other executive compensation, though he recuses himself from portions of compensation committee meetings during which his own compensation is discussed.  The Company’s chief financial officer has historically made recommendations to the compensation committee regarding director compensation.  The compensation committee met seven times during fiscal 2009.

The Company’s Board of Directors has not established a nominating committee, as decisions regarding Board membership are made by the full Board.  Due to the small size of the Company’s Board of Directors, as well as the recent lack of turnover in the Board of Directors, the Board has determined not to have a separate nominating committee.  Likewise, the Board has not adopted a written charter governing director nominating decisions.  Messrs. Bridge, Feierstein, Mortimore and Poseidon are independent under the NASDAQ listing standards, but Mr. Olivier and Mr. Dearing are not because they are executive officers of the Company.

The Board will consider candidates for director that are nominated by shareholders in accordance with the procedures set forth in the Company’s by-laws.  Under the by-laws, nominations, other than those made by the Board of Directors, must be made pursuant to timely notice in proper form to the secretary of the Company.  To be timely, a shareholder’s request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the secretary of the Company at the principal office not later than 90 days and not earlier than 150 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year.  To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

The Board will consider proposed nominees whose names are submitted to it by shareholders.  However, it does not have a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of shareholder director nominations.  The Board intends to review periodically whether a formal policy should be adopted.

The Board has generally identified nominees based upon suggestions by non-management directors, management members and/or shareholders.  The Board considers factors important for potential members of the Board, including the individual’s integrity, general business background and experience, experience with our industry, and the ability to serve on the Board.  The Board does not evaluate proposed nominees differently based on who made the proposal.

Code of Ethics

The Company has adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.  The code of ethics is designed to promote honest and ethical conduct, including the ethical handling of conflicts of interest, compliance with applicable laws, and full, accurate, timely and understandable disclosure in reports we send to our shareholders or file with the SEC.  Violations of the code of ethics are to be reported to the audit committee.  A copy of the code of ethics may be obtained, without charge, by sending a request to ARI Network Services, Inc., Attention: Chief Financial Officer, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224.

EXECUTIVE COMPENSATION

The following table sets forth compensation for the Company’s fiscal year ended July 31, 2009 for Mr. Olivier, the Company’s Chief Executive Officer, Mr. Dearing and Mr. Tenpas, the other two most highly compensated executive officers of the Company who were serving as executive officers as of such date (to whom we refer collectively as the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary		Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)		Total

Roy W. Olivier	2009	$207,692		$160,136	$101,692	$14,482	(4)	$484,002
President and Chief Executive Officer	2008	$214,455	(5)	$158,201	$70,262	$14,022		$456,940

Brian E. Dearing (6)	2009	$192,687		$24,390	$122,044	$3,705		$342,826
Chairman of the Board and Chief Corporate Development and Strategy Officer and Interim Chief Financial Officer	2008	$192,687		$3,791	$109,199	$3,430		$309,107

Michael T. Tenpas	2009	$226,231	(7)	$25,836	$32,391	$2,114		$286,572
Vice President of Global Sales and Marketing

Kenneth S. Folberg (8)	2009	$176,725		$(223)	$20,854	$137,506		$334,862
Former Vice President of Finance and Chief Executive Officer

(1)
The values set forth in this column represent the dollar amounts recognized in accordance with Financial Accounting Standard No. 123(R) (“FAS 123R”) for the applicable fiscal year, disregarding the estimate of forfeitures for service-based vesting conditions.  The expense recognized by the Company in accordance with FAS 123R may differ from the amount that will eventually be realized by the named executive officers.  The assumptions used to determine the FAS 123R values with respect to fiscal 2009 are described in Note 8 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2009.  For Mr. Olivier and Mr. Tenpas, the value represents the expense attributable to option awards granted in prior years.  For Mr. Dearing, the value represents the expense attributable to option awards granted in fiscal 2009. For Mr. Folberg, expense attributable to option awards granted in prior years was $23,782, $24,005 of which was reversed in connection with his forfeiture of his outstanding options upon his departure.

(2)
Amounts shown for fiscal 2009 represent annual and long-term incentive payments, respectively, earned during fiscal 2009, as follows:  Mr. Olivier—$94,272 and $7,420; Mr. Dearing—$100,034 and $22,010; Mr. Tenpas—$32,391; and Mr. Folberg—$20,854.

(3)	Except with respect to Mr. Folberg and Mr. Olivier, amounts represent a Company match under the Company’s 401(k) plan.

(4)
As part of the relocation package offered to Mr. Olivier when he first began employment with the Company, the Company agreed to pay a housing stipend to Mr. Olivier of $1,000 per month.  For fiscal year 2008 and 2009, the Company paid $12,000 to Mr. Olivier as a housing stipend under this agreement.

(5)	Amount includes sales commissions paid during fiscal 2008 of $90,751.

(6)
Mr. Dearing served as the President and Chief Executive Officer of the Company until he was appointed to his current position in May 2008.  He has served as Interim Chief Financial Officer since June 2009.

(7)	Amount includes sales commissions paid during fiscal 2009 of $65,674.

(8)
Mr. Folberg’s final day of employment with the Company was June 16, 2009.  The amount represented in the “All Other Compensation” column includes $137,506 of severance and consulting fees payable under the Separation and Consulting Agreement dated June 16, 2009, between Mr. Folberg and the Company, as the entire amount was accrued by the Company in connection with Mr. Folberg’s departure.  The Separation and Consulting Agreement is described below under “Agreements with Named Executive Officers.”

Stock Option Grants.  All of the Company’s stock option grants qualify as incentive stock options up to the $10,000 per year limitation and vest 25% per year on July 31, provided the participant is an employee of the Company at such date.  Options are exercisable up to ten years after the date of grant, one year from the date of a termination of employment upon death or disability of the participant, 90 days from the date of termination for any reason other than “cause” or immediately upon termination for “cause.”

Annual Incentive Compensation.  The annual component of the Company’s Management Incentive Bonus Plan provides for annual cash incentives for the participants, which, in fiscal 2009, included Mr. Olivier, Mr. Tenpas and Mr. Folberg, among others.  The amount of the annual incentive opportunity has three equally weighted components: revenue, operating income and other management objectives (“MBOs”) agreed upon by the executive officer and the chief executive officer (or Compensation Committee for the CEO) at the beginning of fiscal 2009.

For fiscal 2009, participants could earn 50% of the revenue component based on achievement of 100% of the revised revenue targets determined by the compensation committee, with the opportunity to earn the remaining 50% based on achievement of two times the revised revenue target plus an amount equal to the first quarter revenue shortfall relative to plan.  An additional 1% of revenue bonus could be earned for each 1% of revenue attained over the prior fiscal year up to 200% of the annual revenue component.  No payouts would be made under the revenue component for achievement below the revised revenue target.

Under the operating income component of the annual incentive plan, participants were eligible for a payout of 15% of the annual incentives based on achievement of 90% of plan target performance.  For each 1% over 90% of plan that was achieved up to 95% of the plan, participants could earn an additional 5% of the incentive component.  Participants would receive payouts of 60% of the annual incentive component for achievement of 95% target plan performance.  For each 1% over 95% of plan that is achieved up to 100% of plan, an additional 5% of the amount payable would be earned.  Participants would receive payouts of 100% of the incentive component based on achievement of 100% of target plan performance, and an additional 1% for each 1% over 100% target plan performance.  MBO components of the annual plan were earned based upon attainment of the pre-established objectives.

Based on his role as the Company’s Chief Corporate Development and Strategy Officer, Mr. Dearing’s annual incentive for fiscal 2009 was based on four elements:  two MBOs, one of which was weighted 10% and the other of which was weighted up to 50%; an acquisition financial performance component, weighted 15%, based on achievement of specified revenue and EBITDA financial results related to Info Access, which was acquired by the Company in July 2008; a Company financial performance bonus, weighted 15%; and a separate Company revenue target bonus, weighted 10%, which functions the same as the annual revenue component of the Management Incentive Bonus Plan.

Mr. Dearing’s MBO component payouts were based on attainment of pre-established objectives for each of his two MBOs.  Under his acquisition performance component, he would earn 15% of the target incentive component for achievement of 80% and 90% of target revenue and EBITDA levels, respectively.  For each 1% of achievement over those 80% and 90% revenue and EBITDA levels, he could earn an additional 2.5% and 5.0%, respectively, of the incentive component.  He would earn 60% of the target incentive component for achievement of 90% and 95% of target revenue and EBITDA levels, respectively, with an additional 2.5% and 5.0%, respectively, for each 1% of performance in excess of those levels.  For performance at 100% for each of the target revenue and EBITDA levels, Mr. Dearing would earn 100% of the target incentive component, with an additional 1% for each 1% of performance in excess of those levels.  The Company financial performance component of Mr. Dearing’s annual incentive plan functioned the same as the Management Incentive Bonus Plan described above, and the separate Company revenue target bonus functioned the same as the annual revenue component of the Management Incentive Plan as described above.

The combined results for the fiscal year ended July 31, 2009 under the annual incentive arrangements described above resulted in payouts ranging from 10% to 52% of the participants’ target incentive amounts for the fiscal year ended July 31, 2009, as follows:  Mr. Olivier—45%; Mr. Dearing—52%; Mr. Tenpas—20%; and Mr. Folberg—10%.

In addition to being a participant in the Management Incentive Bonus Plan arrangement described above, in his capacity as Vice President of Sales, Mr. Tenpas was eligible for fiscal 2009 to receive a commission achievement of  base revenue and revenue growth components, weighted approximately 70% and 30%, respectively.

Long-Term Incentive Compensation.  The Company’s executive officers were awarded long-term incentive compensation under the long-term component of Company’s Management Incentive Bonus Plan until the Plan was terminated at the end of fiscal 2008.  These awards were based on a target award equal to the executive’s actual  annual incentive earned, adjusted based on the Company’s performance over three consecutive one-year performance periods.  The amount of the payout is adjusted on a sliding scale based on the extent to which the Company’s revenue plan is achieved for each of the three years, ranging from a floor of 75% of the target award if the Company’s revenue plan is not met to a cap of 200% of the target award if revenue equals or exceeds 150% of plan.  One-half of the floor amount (75% of the target award) is paid in Company Common Stock, valued at the time of payment, and the remainder of the award is paid in cash.  The award was to be paid in three annual payments following each of the three years in the performance period, provided the participant is employed by the Company at such time.

Since the plan was terminated in fiscal 2008, payouts for fiscal 2006, 2007 and 2008 remain outstanding for Mr. Olivier and Mr. Dearing as they were the only executives included in the plan at the time of termination.  Payouts will be adjusted as noted above based on the Company’s revenue during fiscal years 2010 and 2011 and paid in installments following each of those fiscal years, provided the participant is employed by the Company at such time.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying Unexercised Options			Option Exercise	Option Expiration
Name	(#) Exercisable	(#) Unexercisable		Price	Date

Roy W. Olivier	38,250	12,750	(1)	$2.10	9/15/2016
	150,000	150,000	(2)	$1.53	5/1/2018

Brian E. Dearing	10,000			$2.06	9/5/2010
	20,000			$1.22	2/21/2011
	20,833			$1.57	5/21/2014
	50,000			$1.35	10/12/2014
	12,500	37,500	(3)	$1.28	9/19/2018

Michael T. Tenpas	25,000	25,000	(4)	$1.39	7/30/2018

(1)	100% of options will vest on July 31, 2010.
(2)	50% of options will vest on each of July 31, 2010 and 2011.
(3)	33% of options will vest on each of July 31, 2010, 2011 and 2012.
(4)	50% of options will vest on each of July 30, 2010 and 2011.

Agreements with Named Executive Officers

Mr. Olivier. In connection with his appointment as the Company’s President and Chief Executive Officer, on May 1, 2008, the Company entered into an employment agreement with Mr. Olivier.  The term of the Mr. Olivier’s agreement is three years, subject to earlier termination in accordance with the terms of the agreement.  Following the three-year term, the agreement will automatically be renewed for successive one-year periods unless terminated by Mr. Olivier or the Company’s Board of Directors at least 30 days prior to the third year of the employment term or prior to the commencement of each renewal term.

Mr. Olivier’s agreement provides that Mr. Olivier will receive an annual salary of at least $200,000, subject to annual review and adjustment by the Compensation Committee of the Company’s Board.  Mr. Olivier will continue to be eligible to participate in the Company’s Management Incentive Bonus Plan; will be eligible to participate in stock option plans and grants, if any, that are offered to senior executive/officer employees of the Company; and will be entitled to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria.  Also pursuant to the agreement, Mr. Olivier was granted an option to purchase 300,000 shares of the Company’s common stock pursuant to the terms of an award agreement between Mr. Olivier and the Company.  The agreement also provided for the reimbursement of Mr. Olivier for up to $30,000 of his actual out-of-pocket moving expenses incurred in accordance with its terms.

In the event that Mr. Olivier is terminated without “cause,” by death or “disability” or for “good reason” (as defined in the agreement), the Agreement provides that Mr. Olivier will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  In addition, in the event Mr. Olivier is terminated without “cause” and for “good reason,” he will have the right to receive (1) his base salary, at the rate in effect at the time of termination, for one year following the date of termination; (2) a bonus for the remainder of the term of the agreement, calculated in accordance with the agreement; and (3) acceleration of all of his outstanding unvested options as of the date of the termination.  If Mr. Olivier is terminated for “cause” or if he resigns from employment with the Company, or if the agreement is not renewed by Mr. Olivier, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  If Mr. Olivier retires in accordance with any retirement plan or policy for senior executives adopted by the Company, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination, and any additional benefits provided under the retirement plan or policy.

Mr. Dearing.  On March 13, 2008, the Company entered into an employment agreement with Mr. Dearing.  Mr. Dearing’s agreement provides that he will continue as the executive Chairman of the Board of the Company.  The term of the Mr. Dearing’s agreement is three years, subject to earlier termination in accordance with the terms of the agreement.  Following the three-year term, the agreement will automatically be renewed for successive one-year periods unless terminated by either party prior to the third year of the employment term or the commencement of each renewal term.  The agreement provides that Mr. Dearing will receive an annual salary of $192,686.78; will continue to be eligible to participate in the Company’s Management Incentive Bonus Plan; will be eligible to participate in stock option plans and grants, if any, that are offered to senior executive/officer employees of the Company; and will be entitled to receive perquisites and benefits provided by the Company to its senior executives, subject to applicable eligibility criteria.

Under  Mr. Dearing’s agreement, in the event that Mr. Dearing is terminated without “cause,” by death or “disability” or for “good reason” (as such terms are defined in the agreement), Mr. Dearing will have the right to receive: (1) any unpaid base salary; (2) any earned but unpaid bonus due to him as of the effective date of the termination; (3) his base salary, at the rate in effect at the time of termination, through the remaining term of the agreement; (4) a bonus for the remainder of the term of the agreement, calculated in accordance with the agreement; and (5) acceleration of all of his outstanding unvested options as of the date of the termination.  If Mr. Dearing is terminated for “cause” or if he resigns from employment with the Company, or if the Agreement is not renewed, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  If Mr. Dearing retires in accordance with the any retirement plan or policy for senior executive adopted by the Company, he will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination, and any additional benefits provided under the retirement plan or policy.

Mr. Tenpas. In connection with the commencement of his employment with the Company, the Company entered into an employment agreement with Mr. Tenpas in July 2008.  The term of Mr. Tenpas’s employment under the agreement is indefinite and may be terminated by either party at any time and for any reason or no reason upon written notice to the other party.  The agreement provides that Mr. Tenpas will receive an annual salary of $165,000, subject to annual review and adjustment by the Compensation Committee and the Board of Directors.  While employed by the Company, Mr. Tenpas is eligible to participate in the Company’s Management Incentive Bonus Plan, under which he was initially eligible to receive a bonus of $40,000 of 100% if such plan’s targets were met, and the Vice President of Sales Compensation Plan, under which he was eligible to receive a bonus of $65,000 if 100% of such plan’s targets were met.  Upon commencement of his employment, Mr. Tenpas was granted an option to purchase 50,000 shares of the Company’s common stock.  He is entitled to receive perquisites and benefits provided by the Company to its senior executive employees, subject to applicable eligibility criteria; paid vacation and a car allowance of $500 per calendar month.

Mr. Folberg.  On June 16, 2009, the Company entered into a Separation and Consulting Agreement with Kenneth S. Folberg.  Under the agreement, June 16, 2009 (the “Separation Date”) was the last date of Mr. Folberg’s employment with the Company as its Vice President of Finance and Chief Financial Officer.  The Agreement further provided for the engagement by the Company of Mr. Folberg in a post-separation consulting arrangement.

Under the Agreement, the parties acknowledged and agreed that the Company had complied with its obligations under the Mr. Folberg’s Employment Agreement dated July 28, 2008, and had no further obligations to Mr. Folberg arising from his employment with the Company, except the obligations to:  (1) pay Mr. Folberg his base salary through the Separation Date; (2) pay Mr. Folberg for any vacation (but not personal holidays) that he had accrued but not used prior to the Separation Date; (3) pay Mr. Folberg any earned but unpaid bonus due to him for any fiscal quarter of the Company that had been completed as of the Separation Date; (4) provide Mr. Folberg with his vested rights, if any, as of the Separation Date in the Company’s 401(k) plan; and (5) provide Mr. Folberg with the right to participate, at his own expense, in the Company’s group health insurance plan in accordance with the mandates of COBRA.

The term of the consulting arrangement between Mr. Folberg and the Company was effective on June 16, 2009 and will continue until March 15, 2010, subject to certain earlier termination provisions.  Mr. Folberg’s Separation and Consulting Agreement provides that Mr. Folberg will act as an independent contractor during the consulting period for purposes of performing consulting services (including, without limitation, those services enumerated in the Agreement) for the Company regarding the Company and its finances and the industry in which it operates.  Mr. Folberg is required to devote his time and efforts as necessary to perform and complete the services related to his obligations under the agreement; provided, however, that such time may not exceed 693 total hours during the entire consulting period, or 154 hours in any single calendar month, prorated for any partial calendar month, subject to the specific provisions of the agreement.

As compensation for his consulting services, the Company pays Mr. Folberg a total fee of $15,833.33 per month, prorated for any partial calendar month of the consulting period.  Should the Separation and Consulting Agreement terminate prior to March 15, 2010, the Company will only be obligated to pay a prorated portion of the final monthly fee.  Any time devoted by Mr. Folberg to the performance of consulting services under the Agreement greater than the 693 total hours specified in the Agreement will be paid by the Company at a rate of $91.35 per hour, provided that any such additional hours must be approved in advance by the Chairman of the Board of Directors of the Company.  The Company is also required to pay or reimburse Mr. Folberg for all ordinary and reasonable out-of-pocket expenses incurred in performing consulting services under the agreement, provided that any single expense exceeding $500.00 must be preapproved by the Chairman of the Board.

Under the agreement, Mr. Folberg agreed to release the Company from any and all claims against the Company.  In addition, the Company agreed to release Mr. Folberg from any claims arising out of or related in any way to his employment by the Company, other than for claims involving misconduct of the type specified under the applicable Wisconsin statutes.  The agreement also contains customary confidentiality and non-disparagement provisions.  The agreement will terminate in the event of the expiration of March 15, 2010, the mutual written agreement of the parties or the material breach or material violation of the terms of the agreement by either party.

Change of Control Agreements.  The Company has entered into Change of Control Agreements (“Change of Control Agreements”) with each of its executive officers.  The Change of Control Agreements are intended to reduce the incentive for officers not to support a transaction that is beneficial to shareholders for fear that their employment would be terminated, retain the services of these officers and provide for continuity of management in the event of any “Change of Control,” as defined below.  These Change of Control Agreements provide that each officer shall receive severance benefits equal to two times the sum of salary and targeted bonuses and medical and dental plan continuation for two years if, within two years following a “Change of Control,” as defined below, the officer’s employment is terminated without cause or by the executive for good reason.  For this purpose, “good reason” is defined to include: (i) a material diminution of or interference with the officer’s duties and responsibilities: (ii) a change in the principal workplace of the officer to a location outside of a 50-mile radius from Milwaukee, Wisconsin: (iii) a reduction or adverse change in the salary, bonus, perquisites, benefits, contingent benefits or vacation time previously provided to the officer: or (iv) an unreasonable increase in the workload of the officer.  In addition, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years.  If the officer leaves ARI for any other reason, within two years following a Change of Control, the officer will receive a prorated portion of the officer’s average annual bonus for the preceding three fiscal years.  The officer is under no obligation to mitigate amounts payable under the Change of Control Agreements.  In addition, upon a Change of Control, all stock options and similar awards become immediately vested and all deferred compensation becomes payable.

For purposes of the Change of Control Agreements, a “Change of Control” means any of the following events: the acquisition (other than from the Company) by any individual, entity or group, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) a merger, consolidation, share exchange, or sale or disposition of substantially all of the assets of the Company; or (iii) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

Director Compensation for Fiscal 2009

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	All Other Compensation		Total

Gordon J. Bridge	$26,500	$5,796	$17,050	(3)	$49,346

Ted C. Feierstein	$20,500	$5,796	$-		$26,296

William C. Mortimore	$26,000	$15,808	$-		$41,808

P. Lee Poseidon	$24,000	$8,379	$-		$32,379

Richard W. Weening (4)	$-	$-	$-		$-

(1)
The values set forth in this column represent the dollar amounts recognized in accordance with FAS 123R with respect to fiscal 2009, disregarding the estimate of forfeitures for service-based vesting conditions.  The expense recognized by the Company in accordance with FAS 123R may differ from the amount that will eventually be realized by the directors.  The assumptions used to determine the FAS 123R values are described in Note 8 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2009.  For Messrs. Bridge, and Feierstein, expense attributable to option awards granted in fiscal 2009 was $2,802 and the expense attributable to option awards granted in prior years was $2,994.  For Mr. Mortimore, expense attributable to option awards granted in fiscal 2009 was $2,802 and the expense attributable to option awards granted in prior years was $13,006.  For Mr. Poseidon, expense attributable to option awards granted in fiscal 2009 was $2,802 and the expense attributable to option awards granted in prior years was $5,578.

(2)
Total stock options held as of July 31, 2009 by individuals who served as directors of the Company during fiscal 2009 were as follows:  Mr. Bridge—126,785; Mr. Feierstein—88,647; Mr. Mortimore—72,375; Mr. Poseidon—10,000.

(3)	Includes fees accrued for Mr. Bridge in connection with his service as Lead Director for ARI F&I Services, LLC, a subsidiary of the Company.

(4)	Mr. Weening retired from the Company’s Board effective September 18, 2008.

For fiscal 2009 service, each non-employee director received an annual cash retainer of $18,000 and an option to purchase 6,000 shares of Company Common Stock, which were granted on December 23, 2008 (50% of which vested on July 31, 2009 and the remaining 50% of which will vest on July 31, 2010).  Audit committee members receive an additional $6,000 per year ($8,000 for the chairman) and compensation committee members receive an additional $2,500 per year.  The options have a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant.  In addition, Mr. Bridge receives a fee of $5,000 per month in connection with his service as Lead Director for ARI F&I Services, LLC, a subsidiary of the Company.

CERTAIN TRANSACTIONS

Briggs & Stratton Corporation (“Briggs”) is one of the Company’s customers and beneficially owns more than 5% of the Company’s common stock.  Briggs has entered into customer contracts with the Company in the ordinary course of business.  Generally, the contracts are for one year and renew annually unless either party elects otherwise. The Company invoiced Briggs approximately $416,000 for products and services provided during fiscal 2009.  In addition, during fiscal 2009, Briggs provided graphic design and printing services to the Company for which the Company was charged $105,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during fiscal 2009 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such forms were filed on a timely basis by reporting persons during fiscal 2009, except that a Form 4 relating to an option grant to Mr. Dearing and a Form 4 in connection with the purchase and  sale of shares by Mr. Bridge were filed late due to administrative error.

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Wipfli LLP to serve as the Company’s independent accountant to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 2010.  The Board of Directors has recommended that shareholders ratify this appointment.  It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment.  Wipfli LLP also served as the Company’s independent accountant for the fiscal year ended July 31, 2009.  A representative of Wipfli LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Auditor’s Fees

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, were as follows:

	2009	2008
Audit fees	$127,500	$128,887
Audit related fees	-	-
Tax fees	-	5,302
All other fees	1,664	4,760
Total fees	$129,164	$138,949

All other services rendered by our independent auditors in fiscal 2009 and 2008 included consultations on accounting matters regarding newly adopted FAS 141R, acquisition related filings and the regulations of the Securities and Exchange Commission.

The audit committee pre-approves all audit and permitted non-audit services provided by the independent auditors, unless such pre-approval is waived in accordance with Item 2-01(c)(7)(i)(C) of Regulation S-X.  These services may include audit services, audit-related services, tax services and other services.  The audit committee has delegated the authority to grant pre-approval of auditing or allowable non-audit services to the chairman of the audit committee.  Each pre-approval decision pursuant to this delegation is to be presented to the full audit committee at its next scheduled meeting.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information about shares of the Company’s Common Stock outstanding and available for issuance under the Company’s existing equity compensation plans:  the 1991 Incentive Stock Option Plan, the 1993 Director Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2000 Stock Option Plan.  The table details securities authorized for issuance under the Company’s equity compensation plans as of July 31, 2009.  The table below does not include stock option grants, exercises or cancellations since July 31, 2009 and, in accordance with SEC rules, excludes information concerning the Company’s 401(k) plan.  The Company has discontinued granting options under the 1991 Incentive Stock Option Plan and 1993 Director Stock Option Plan, although options are outstanding under those plans.

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Wtd. Avg. Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [excluding securities reflected in column (a)]

Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,500,216	$1.48	380,712

Equity compensation plans not approved by security holders (1)	17,310	n/a	n/a

Total	1,517,526		380,712

(1)	Represents estimated number of shares to be issued pursuant to long-term incentive plan awards described above, based on an assumed value of $.85 per share (the October 12, 2009 closing stock price).

OTHER MATTERS

Other Proposed Action

The Board of Directors of the Company knows of no other matters which may come before the meeting.  However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their discretion.

Shareholder Proposals

All proposals of shareholders intended to be presented at the Company’s 2010 Annual Meeting must be received by the Company at its executive offices on or before September 17, 2010, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Company) and must be received by July 6, 2010 to be considered for inclusion in the proxy statement for that meeting.

Costs of Solicitation

The expenses of printing and mailing proxy materials, including reasonable expenses involved in forwarding materials to beneficial owners of Common Stock, will be borne by the Company.  In addition, directors, officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone, e-mail, facsimile or personal solicitation.

SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ARI NETWORK SERVICES, INC., 10850 WEST PARK PLACE, SUITE 1200, MILWAUKEE, WISCONSIN 53224.

BY ORDER OF THE BOARD OF DIRECTORS
Brian E. Dearing, Secretary
November 3, 2009

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  A complete description of the Committee’s duties is set forth in its charter.

In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Oversight Board (United States).  In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their  audit.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Committee held five meetings during fiscal 2009.

In reliance on the views and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2009 for filing with the Securities and Exchange Commission.  The Committee has also approved the selection of the Company’s independent auditors for fiscal 2010.

Audit Committee of the Board of Directors of ARI Network Services, Inc.:

William C. Mortimore (Chairman)
P. Lee Poseidon

ARI Network Services, Inc.	VOTE BY INTERNET - www.proxyvote.com
10850 W PARK PLACE SUITE 1200 MILWAUKEE, WI 53224-3635
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by ARI Network Services, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ARI Network Services, Inc., 10850 W. Park Place, Suite 1200, Milwaukee, WI 53224-3635

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARI Network Services, Inc.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.
Vote on Directors 1. ELECTION OF DIRECTORS Nominees: 01) Gordon J. Bridge 02) Ted C. Feierstein					For All ⁪	Withhold All ⁪	For All Except ⁪	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals									For	Against	Abstain

2.	To ratify the appointment of Wipfli LLP as the Company’s independent auditors for the fiscal year ending July 31, 2010.								⁪	⁪	⁪

3.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 2009 Annual Meeting and at any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				⁪
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

16
Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

ARI NETWORK SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
December 17, 2009

The undersigned, a shareholder of ARI Network Services, Inc. (the “Company”) hereby appoints Roy W. Olivier and Brian E. Dearing, and each of them, as proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned on October 26, 2009, at the 2009 Annual Meeting of Shareholders of the Company to be held on December 17, 2009 at 9:00 a.m. and at any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER.  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Appendix A

ARI NETWORK SERVICES, INC.
AUDIT COMMITTEE CHARTER
Effective as of August 6, 2009

I.  Purpose

The Audit Committee shall assist the Board of Directors in fulfilling its responsibility to the shareholders, to the investment community and to governmental agencies relating to corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company.  The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board.  It is not the responsibility of the Committee or any member of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  Management of the Company is responsible for preparing the Company’s financial statements, and the independent public accountants are responsible for auditing the Company’s financial statements.

II.  Committee Composition

The Committee shall be composed of at least two members, comprised solely of “independent” directors who are “financially literate” at the time of their appointment to the Committee.  A director is “independent” and “financially literate” if he or she meets the requirements set forth in the rules of the Nasdaq Stock Market and the SEC.  In addition, no member of the Committee shall have participated in the preparation of the Company’s financial statements during any of the past three years.

The members of the Committee shall be elected by the Board to hold such office until their successors shall be duly elected and qualified.  Unless a Chairman is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III.  Meetings and Reports

The Committee shall meet as frequently as the Committee deems necessary, but not less frequently than four times each year.  Special Meetings of the Committee may be called at any time by any member thereof on not less than three days notice.  The Committee shall report periodically to the Board of Directors regarding the Committee’s activities, findings and recommendations.

The Committee may conduct its business and affairs at any time or location it deems appropriate.  Attendance and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Any action to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee consent thereto in writing and such writing or writings are filed with the minutes of the Committee.  All decisions of the Committee shall be determined by the affirmative vote of a majority of the members present.

ARI Network Services, Inc.
Audit Committee Responsibilities

Audit Committee Meeting For:
		Responsibility	Q1	Q2	Q3	Q4	Other	Comments
A.	Oversight of the Independent Auditors
	1.	Appoint the independent public accountants to audit the books and records of the Company and approve audit engagement fees and terms.				X		Any changes in independent public accountants must be approved prior to proxy mailing.
	2.	Review the independent auditors’ annual audit planning materials and discuss any items of a critical nature to the audit prior to the beginning of field work.			X
3.
Obtain a formal written statement listing all relationships between the independent public accountants and the Company from the independent public accountants on an annual basis.  Review and discuss with the independent public accountants any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants and review the actions taken to ensure the independent public accountants’ independence.
X
4.
Receive the written disclosures and confirmation from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented from time to time, discuss with the independent auditors the independent auditors’ independence, including engaging in a dialog with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.
X
	5.	Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.				X
6.
Review and approve hiring decisions by the Company involving any partner or employee of the independent public account who worked on the Company’s account during the preceding three years.  No audit engagement team member that participated in the audit of the Company within one year prior to the proposed date of hire may be hired by the Company as a senior executive.
							X	As needed

Audit Committee Meeting For:
		Responsibility	Q1	Q2	Q3	Q4	Other	Comments
B.	Financial Statement and Disclosure Matters
	1.	Review with management and the independent public accountants the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-K.				X		Meet with the independent auditors both with and without management present.
2.
Review with management and the independent public accountants the Company’s quarterly operating results to be included in the Company’s Quarterly Reports on Form 10-Q.  The Chairman of the Committee may represent the entire Committee for purposes of this review.
			X	X	X
3.
Review any disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer regarding any significant deficiencies in the design or operation of the Company’s disclosure controls and procedures.
							X	As disclosures occur
4.
As part of the review of the Company’s Annual Report on Form 10-K, review and discuss with the independent public accountants (1) all critical accounting policies and practices used in the audited financial statements, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (3) other written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.
X
	5.	Discuss with the independent auditors the matters required to be discussed by SAS 61 as may be modified or supplemented from time to time.				X
6.
Based on the review and discussions referred to in Sections IV.A.3, IV.B.1 and IV.B.5, make a recommendation to the Board of Directors regarding inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K filed each year.
X
	7.	Review any recommendations of the independent auditors resulting from the audit and monitor management’s response in an effort to ensure that appropriate actions are taken.					X	Review initially at the Q4 meeting, establish actions at the Q1 meeting, monitor responses as needed.
8.
Review with the independent auditors any matter of significant disagreement between management and the independent auditors and any other problems or difficulties encountered during the course of the audit and management’s response to such disagreements, problems or difficulties.
X
9.
Review with management and the independent auditors (1) the Company’s annual assessment of the effectiveness of its internal control over financial reporting, (2) the independent auditor’s attestation and report about the Company’s assessment and (3) any material weaknesses in the Company’s internal control over financial reporting identified by management.
X

Audit Committee Meeting For:
		Responsibility	Q1	Q2	Q3	Q4	Other	Comments
C.	Approval of Audit and Non Audit Services
1.
Except as provided in (a) and (b) below, pre-approve all audit and permitted non-audit services to be provided by the Company’s independent public accountants. The Company may, if it so chooses, designate pre-approval responsibilities to one or more members of the Committee and provide that the designated member must present his decision to the full Committee at the Committee’s next meeting.
							X	Written approval required prior to start of service.
1.(a)
Pre-approval of permitted non-audit services is not required if (1) the aggregate amount of all such non-audit services constitutes not more than 5% of the total amount of revenues paid by the Company to the independent public accountants during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

1.(b)
The following are prohibited non-audit services which may not be performed by any independent public accountant for the Company: (1) bookkeeping or other services related to the accounting records or financial statements of the Company, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions or human resources, (7) broker or dealer, investment adviser, or investment banking services, (8) legal services and expert services unrelated to the audit, and (9) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Audit Committee Meeting For:
		Responsibility	Q1	Q2	Q3	Q4	Other	Comments
D.	Other
	1.	Review, periodically, the Company’s protection of assets programs, including insurance.		X
	2.	Establish, review and update as needed a Code of Business Conduct and Ethics for certain principal officers (Code) and ensure that management has established a system to enforce the Code.		X
3.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
X
4.
Review the quarterly report outlining the results and corrective actions of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
			X	X	X	X
	5.	Review and approve any material transaction to which the Company is a party involving a conflict of interest with a director, executive officer or other affiliate of the Company.					X	As transactions occur

Audit Committee Meeting For:
		Responsibility	Q1	Q2	Q3	Q4	Other	Comments
E.	Committee Administration
	1.	Review and assess the adequacy of this Charter on at least an annual basis.			X
	2.	Review and assess on an annual basis whether the Committee has satisfied its responsibilities during the prior year in compliance with this Charter.			X
	3.	Direct and supervise an investigation into any matter the Committee deems necessary and appropriate.					X	As committee deems necessary
4.
In the course of fulfilling its duties, the Committee has the authority to retain its own independent legal, accounting and other advisors in its sole discretion.  The Company shall provide for appropriate funding, as determined by the Committee, for payment of fees to any such advisors.
							X	As committee deems necessary
	5.	Take action in connection with such other powers and responsibilities as the Board of Directors may, from time to time, determine.					X	As Board of Directors deems necessary